                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                          AMENDMENT TO CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 8, 1998





                        CMG INFORMATION SERVICES, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                          0-22846                           04-2921333
(State or other jurisdiction       (Commission File Number)       (IRS Employer Identification No.)
   of incorporation)


                   100 BRICKSTONE SQUARE, ANDOVER, MA  01810
         (Address of principal executive offices, including Zip Code)

                                (978) 684-3600
             (Registrant's telephone number, including area code)

   The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of the Current Report on Form 8-K filed by the registrant on April 23, 1998 as set forth on the pages attached hereto:


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------  ------------------------------------------------------------------

    (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.




Accipiter, Inc.

Financial Statements

December 31, 1997 and 1996

(With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Accipiter, Inc.:

We have audited the accompanying balance sheets of Accipiter, Inc as of December 31, 1997 and 1996 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1997 and the period from April 4, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accipiter, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from April 4, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.


                                /s/ KPMG Peat Marwick LLP
                                KPMG Peat Marwick LLP

March 26, 1998

                                ACCIPITER, INC.

                                Balance Sheets

                                                                                                 December 31,
                                                                        March 31,       -------------------------------
                                                                          1998              1997               1996
                                                                      -------------     -------------     -------------
                                                                       (Unaudited)
                             Assets
                             ------
Current assets:
  Cash and cash equivalents                                            $   689,332      $   1,225,245      $    95,392
  Accounts receivable, net of allowance for doubtful accounts of
   $19,120 at March 31, 1998 and December 31, 1997                         711,944            436,744            4,290
  Other current assets                                                       2,383             19,935               --
                                                                      -------------     -------------     -------------

              Total current assets                                       1,403,659          1,681,924           99,682

Property and equipment, at cost                                            327,255            282,216           83,262
Less accumulated depreciation                                               65,441             50,440            8,625
                                                                      -------------     -------------     -------------

              Net property and equipment                                   261,814            231,776           74,637
                                                                      -------------     -------------     -------------

Other assets, net                                                            1,648              1,648            1,067
                                                                      -------------     -------------     -------------

              Total assets                                             $ 1,667,121      $   1,915,348      $   175,386
                                                                      =============     =============     =============

            Liabilities and Stockholders' Deficit
            -------------------------------------

Current liabilities:
  Accounts payable and accrued expenses                                $   228,291      $      79,222      $    36,383
  Payroll and sales taxes payable                                              137                605           24,500
  Deferred revenues                                                        247,766                 --               --
                                                                      -------------     -------------     -------------
              Total current liabilities                                    476,194             79,827           60,883
                                                                      -------------     -------------     -------------
Notes payable (note 3)                                                          --                 --          250,000
                                                                      -------------     -------------     -------------
              Total liabilities                                            476,194             79,827          310,883
                                                                      -------------     -------------     -------------

Preferred stock, $.001 par value, 4,250,000 shares authorized:
  Series A convertible redeemable preferred stock 1,735,299 shares designated, 1,424,940, 1,424,940 and 999,999 shares issued and outstanding at March 31, 1998 and December 31, 1997 and 1996,
   respectively (notes 3 and 4)                                          1,000,000          1,000,000          500,000
  Series B convertible preferred stock 2,514,701 shares designated,
   2,189,383 and 2,173,883 shares issued and outstanding at March 31,
   1998 and December 31, 1997, respectively (notes 3 and 4               3,000,414          2,979,132               --



Stockholders' deficit (note 4):
  Common stock $.01 par value, 8,000,000 shares authorized,
   1,950,380, 1,950,000 and 1,950,000 shares issued and outstanding
   at March 31, 1998, December 31, 1997 and 1996, respectively              19,500             19,500           19,504
  Additional paid in capital                                                    47                 --               --
  Accumulated deficit                                                   (2,829,038)        (2,163,111)        (654,997)
                                                                      -------------     -------------     -------------
              Total stockholders' deficit                               (2,809,487)        (2,143,611)        (635,497)
                                                                      -------------     -------------     -------------
 Commitments, contingencies and subsequent event (notes 3, 4, 5, and 6)

              Total liabilities and stockholders' deficit              $ 1,667,121      $   1,915,348      $   175,386
                                                                      =============     =============     =============


See accompanying notes to financial statements.

                                ACCIPITER, INC.

                            Statements of Operations


                                                              Three months ended                                   Period from
                                                                  March 31,                     Year ended        April 14, 1996
                                                    --------------------------------------     December 31,      to December 31,
                                                           1998                1997                1997                1996
                                                    ------------------  ------------------  ------------------  ------------------
                                                                 (Unaudited)
Revenues:
  License fees                                        $  491,068           $  85,050           $   771,710          $      --
  Support fees                                            54,181              3,642               122,356                 --
  Consulting fees                                         24,770                  --                93,639              4,290
                                                    ------------------  ------------------  ------------------  ------------------
    Total revenues                                       570,019              88,692               987,705              4,290
                                                    ------------------  ------------------  ------------------  ------------------
Operating expenses:
  Development                                            235,421             130,805               649,209            203,092
  Support                                                125,110              17,000               138,300                 --
  Marketing                                              150,522              89,282               506,709            170,403
  General and administrative expenses (note 5)           392,701              90,591               672,761            168,221
  Executive                                              108,708              26,985               179,152             66,224
  Selling                                                220,358              58,081               348,773             45,979
  Royalties                                               12,620                  --                23,600
  Other                                                       --                  --                   280
                                                    ------------------  ------------------  ------------------  ------------------
    Total operating expenses                           1,245,440             412,744             2,518,784            654,187
                                                    ------------------  ------------------  ------------------  ------------------
    Operating loss                                      (675,421)           (324,052)           (1,531,079)          (649,897)
                                                    ------------------  ------------------  ------------------  ------------------
Other income, net:
  Interest income, net                                    11,094                   9                19,220              1,712
  Other income (expense), net                             (1,600)              3,242                 3,745                 --
                                                    ------------------  ------------------  ------------------  ------------------
    Other income, net                                      9,494               3,251                22,965                 --

Income tax benefit (note 2)                                   --                  --                    --                 --
                                                    ------------------  ------------------  ------------------  ------------------
    Net loss                                          $ (665,927)          $(320,801)          $(1,508,114)         $(649,897)
                                                    ==================  ==================  ==================  ==================


See accompanying notes to financial statements.

                                ACCIPITER, INC.

                       Statement of Stockholders' Deficit


                                       Common Stock      Additional
                                   ------------------      paid in     Accumulated
                                    Shares     Amount      capital       Deficit         Total
                                   ---------  --------   -----------  -------------   -------------
Issuance of common stock to
 founders                            650,000   $ 6,500     $ 7,900     $       --     $    14,400

Issuance of shares pursuant to
   2 for 1 stock dividend          1,300,000    13,000      (7,900)        (5,100)             --

Net loss                                  --        --          --       (649,897)       (649,897)
                                   ---------  --------  ----------    -----------     -----------
December 31, 1996                  1,950,000    19,500          --       (654,997)       (635,497)

Net loss                                  --        --          --     (1,508,114)     (1,508,114)
                                   ---------  --------  ----------    -----------     -----------
December 31, 1997                  1,950,000   $19,500  $       --    $(2,163,111)    $(2,143,611)

Exercise of stock options
 (unaudited)                             380         4          47             --              51

Net loss (unaudited)                      --        --          --       (665,927)       (665,927)
                                   ---------  --------  ----------    -----------     -----------

March 31, 1998 (unaudited)         1,950,380   $19,504     $    47    $(2,829,038)    $(2,809,487)
                                   =========  ========  ==========    ===========     ===========





See accompanying notes to financial statements.

                                 ACCIPITER, INC.

                            Statements of Cash Flows



                                                          Three months ended                               Period from
                                                               March 31,                 Year ended       April 14, 1996
                                                    -------------------------------     December 31,      to December 31,
                                                         1998             1997              1997             1996
                                                    -------------     -------------     -------------     -------------
                                                              (Unaudited)

Cash flows from operating activities:
 Net loss                                           $  (665,927)       $  (320,801)      $(1,508,114)      $  (649,897)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization expense                 15,001                 --            41,815             8,735
   Bad debt expense                                          --                 --            19,120                --
   Increase in accounts receivable                     (275,200)           (30,745)         (451,574)           (4,290)
   Increase (decrease) in other current assets           17,552             (1,000)          (19,935)               --
   Increase in other assets                                  --                 --              (581)           (1,177)
   Increase in accounts payable and accrue
    expenses                                            149,069             59,943            42,839            36,383

   Increase (decrease) in payroll and sales taxes
    payable                                                (468)           (17,467)          (23,895)           24,500

   Increase in deferred revenues                        247,766                 --                --                --
                                                    -------------     -------------     -------------     -------------
     Net cash used in operating activities             (512,207)          (310,070)       (1,900,325)         (585,746)
                                                    -------------     -------------     -------------     -------------
Cash flows from investing activities  purchase of
 equipment                                              (45,039)           (11,467)         (198,954)          (83,262)
                                                    -------------     -------------     -------------     -------------

Cash flows from financing activities:
 Proceeds from notes payable                                 --            250,000           550,000           250,000
 Proceeds from issuance of preferred stock               21,282                 --         2,679,132           500,000
 Proceeds from issuance of common stock                      51                 --                --            14,400
                                                    -------------     -------------     -------------     -------------
     Net cash provided by financing activities           21,333            250,000         3,229,132           764,400
                                                    -------------     -------------     -------------     -------------
     Net increase (decrease) in cash and cash
      equivalents                                      (535,913)           (71,537)        1,129,853            95,392

Cash and cash equivalents at beginning of period      1,225,245             95,392            95,392                --
                                                    -------------     -------------     -------------     -------------
Cash and cash equivalents at end of period           $  689,332        $    23,855       $ 1,225,245      $     95,392
                                                    =============     =============     =============     =============




See accompanying notes to financial statements.

                                ACCIPITER, INC.

                         Notes to Financial Statements

                          December 31, 1997 and 1996



(1)  Company Operations and Summary of Significant Accounting Policies
     -----------------------------------------------------------------

     (a) Nature of Business and Presentation
         -----------------------------------

     Accipiter, Inc. (the "Company") develops and markets Internet application software that enables web sites to deliver targeted advertising based on specific demographic profiles and to track individual visitors on a web site. Most of the Company's efforts since incorporation have been devoted to obtaining capital and developing and testing products. Accipiter's clients are both domestic and international organizations with web sites on the Internet.

     The Company was accounted for as a development stage enterprise in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises" in 1996. Operations commenced in 1997.

     Interim Financial Statements

     The financial statements of Accipiter, Inc. as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results for the full year.

     (b) Revenue Recognition
         -------------------

     The Company's revenue, which consists of license fees, software support and consulting fees, is recognized in accordance with AICPA Statement of Position 91-1, "Software Revenue Recognition" (AICPA SOP 91-1). Revenue from license fees is recognized upon shipment of the product and fulfillment of acceptance terms, if any. Revenue from software support and consulting services is recognized as services are provided.

     (c) Income Taxes
         ------------

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (d) Property and Equipment
         ----------------------

     Property and equipment, consist of computer and office equipment which is being depreciated using the straight-line method over its estimated useful life of five years for furniture and three years for office equipment.

                                ACCIPITER, INC.

(1)  Company Operations and Summary of Significant Accounting Policies,
     ------------------------------------------------------------------
     Continued
     ---------

     (e) Use of Estimates
         ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Income Taxes
     ------------

     There was no income tax benefit for the year ended December 31, 1997 and the period from April 4, 1996 (inception) to December 31, 1996. The difference between the actual tax and the expected benefit is as follows:

                                                        1997        1996
                                                     -----------  ---------

 Computed "expected" tax benefit                      $(512,800)  (220,900)
 Increase benefit in income taxes resulting from:
  Increase in valuation reserve                         511,700    220,900
  Nondeductible meals and entertainment                   1,100          -
                                                      ---------   --------
                                                      $       -          -
                                                      =========   ========

     At December 31, 1997, the Company has net operating loss carryforwards (NOL's) for federal income tax purposes of approximately $1,895,000 which expire in varying amounts between 2011 and 2012. The Company has NOL's for state tax purposes of approximately $1,895,000 which expire in varying amounts between 2001 and 2002. Additionally, the Company has research and development credits of approximately $23,000 which expire in varying amounts between 2009 and 2010. Due to the uncertainty regarding the ultimate realizability of the Company's NOL's, a full valuation allowance has been provided such that deferred tax assets are not recognized.

     The components of deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1996 are as follows:

                                           1997       1996
                                        ----------  ---------

 Deferred tax assets:
  Tax loss carryforwards                $ 644,300    114,000
  Miscellaneous reserves and credits        6,700        200
  Start-up costs                           85,700    108,000
                                        ---------   --------
     Total                                736,700    222,200
  Valuation allowance                    (732,600)  (220,900)
     Net deferred asset                 $   4,100      1,300
                                        =========   ========

                                ACCIPITER, INC.

(2)  Income Taxes, Continued

                                                 1997       1996
                                              ----------  ---------
 Deferred tax liabilities:
  Fixed assets                                 $4,100      1,300
  Deferred tax liability                        4,100      1,300
                                              ----------  ---------
   Net deferred tax assets and (liability)     $    -          -
                                              ==========  =========

     The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's NOL's are limited, and the Company has taxable income which exceeds the permissible yearly NOL, the Company would incur federal income tax liability even though NOL's would be available in future years.

(3)  Note payable
     ------------

     During December 1996, the holder of the preferred stock ("Investor") advanced $250,000 in the form of a convertible note that accrued interest at 10%. The Investor advanced an additional $250,000 in 1997. The advances totaling $500,000 were converted to 422,000 shares of Series A preferred stock in 1997. Accrued interest of $3,485 was converted to 2,941 shares of Series A preferred stock in 1997.

     During May 1997, the Investor advanced the Company $300,000 in the form of a convertible note that accrued interest at 10% and which was subsequently converted to 218,500 shares of Series B preferred stock. Accrued interest of $5,610 was converted to 4,086 shares of Series B preferred stock in 1997.

(4)  Capital Structure
     -----------------

     The Company is authorized to issue up 8,000,000 shares of $.01 par value common stock and 4,250,000 shares of $.001 par value preferred stock, of which 1,735,299 shares have been designated as Series A convertible preferred stock and 2,514,701 shares have been designated as Series B convertible preferred stock.

     Series A and B preferred stock ("preferred stock")
     --------------------------------------------------

     The significant terms of the preferred stock are as follows:

     Dividends - The holders of the preferred stock are eligible to receive dividends if and when declared by the Board of Directors of the Company. The preferred stockholders' right to receive dividends is senior to that of common stockholders.

                                ACCIPITER, INC.

(4)  Capital Structure, Continued
     ----------------------------

     Series A and B preferred stock ("preferred stock"), Continued
     -------------------------------------------------------------

     Liquidation Preference - The holders of preferred stock are senior to the common shareholders in the event of liquidation. The Series A preferred stockholders are entitled to receive a liquidation preference of $0.50 per preferred share. The Series B preferred stockholders are entitled to receive a liquidation preference of $1.373 per preferred share.

     Redemption and Conversion - Each share of preferred stock is convertible into common stock at the rate of one common share to one preferred share. The preferred stock is convertible upon the occurrence of an initial public offering or at the option of the preferred stockholders. In the event the preferred stock has not been redeemed or converted prior to July 1, 2002, the shares are redeemable at the option of the stockholders, with one-third payable on July 1, 2002, one-third payable on July 1, 2003, and one-third payable on July 1, 2004, from legally available funds on a pro rata basis at the liquidation preference.

     Voting Rights - The holders of the preferred stock are generally entitled to vote based on the number of common shares they would receive upon conversion.

     Stock Options
     -------------

     On May 30, 1996, the Board of Directors adopted a stock option plan to create an additional incentive for key employees, directors and consultants or advisors. At December 31, 1997, 1,050,000 common shares were authorized for issuance to be granted within 10 years of plan adoption. The Company issued incentive stock options to acquire 796,250 shares of common stock to employees and nonqualified options to acquire 71,864 common shares to a director during the period from adoption of the plan to December 31, 1997. The exercise price for options issued through February 1997 was set at $0.0667. The exercise price for options issued after February 1997 was set at $0.1373. Exercise prices were estimated to approximate the market value of the common stock on the date of issuance. Generally, the options provide that after a six month waiting period, vesting occurs ratably each month over forty-two months. At December 31, 1997, options for 143,481 shares were vested. No options have been exercised as of December 31, 1997.

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

                                ACCIPITER, INC.

(4)  Capital Structure, Continued
     ----------------------------

     Stock Options, Continued
     ------------------------

     SFAS No. 123, Accounting for Stock-Based Compensation, permits entities to recognize compensation expense over the vesting period using the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25.

     The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 1997 and 1996; dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 5.0% to 6.0%; and expected lives of 10 years for each option. The pro forma disclosures have not been included as the fair value of options granted for the year ended December 31, 1997 are immaterial.

     A summary of the status of the Company's stock plan as of December 1997 and 1996 and changes during the years then ended is presented below:

                                              Weighted              Weighted
                                              Average               Average
                                  1997        Exercise     1996     Exercise
                                 Shares        Price      Shares     Price
                                 ---------    --------    ------     -------
At the beginning of the year     362,750      $0.0667          -   $     -

Granted                          505,000       0.1273    362,750    0.0667

Exercised                              -            -          -         -

Terminated                       (12,000)      0.0667          -         -
                                 ---------    --------    ------     -------

At the end of year               856,114       0.1024    362,750    0.0667

   Options exercisable
    at year-end                  143,481                      47

   Weighted-average fair
    value of options granted
    during the year             $ 0.1273               $  0.0667

     The following table summarizes the information about stock options outstanding at December 31, 1997:

                                  Options Outstanding
                                  -------------------         Number of
                                  Number     Remaining         options
               Exercise price  outstanding  contractual life  exercisable
               --------------  -----------  ----------------  -----------
                0.0667          423,250     8.5 - 9.2 years    120,966
                0.1373          432,864     9.2 - 10 years      22,515
                               -----------                    -----------
                Total           856,114                        143,481
                               ===========                    ===========

                                ACCIPITER, INC.

(4)  Capital Structure, Continued
     ----------------------------

     Stock Warrants
     --------------

     In May 1996, the Company issued warrants to Investor for 63,300 shares of Series A preferred stock at an initial exercise price of $1.184834 per share. The warrants vested on May 31, 1997 and expire five years after the vesting date, on May 31, 2002.

     In December 1996, the Company issued warrants to Investor for 250,000 shares of Series A preferred stock at an initial exercise price of $.50 per share. The warrants vested immediately and expire on December 6, 2006.

     In February 1997, the Company entered into a license agreement with CINET, a customer. In connection with this agreement, the Company issued warrants to purchase 181,862 shares of common stock at an initial exercise price of $2.50 per share. Such warrants vest during the two years after the date of the agreement pursuant to certain conditions. The warrants are exercisable for two years after the vesting period. If the license agreement between the Company and CINET is terminated, the right to exercise these warrants will terminate after 60 days.

     In June 1997, the Company entered into a consulting agreement with a director of the Company. Pursuant to this agreement, the Company issued warrants to purchase 60,000 shares of common stock at an initial exercise price of $0.1373 per share. This warrant expires on June 12, 2002.

(5)  Leases
     ------

     The Company has operating leases for office facilities, equipment, and furniture. Rent expense under these leases and other month-to-month arrangements totaled $163,407 and $14,311 in 1997 and 1996, respectively.

     The future minimum lease payments under the noncancellable lease agreements are as follows:


               1998                        $217,043
               1999                         125,693
               2000                          76,836
               2001                          16,429
                                           --------
          Total minimum lease payments     $436,001
                                           ========

                                ACCIPITER, INC.

(6)  Subsequent Event
     ----------------

     On March 11, the Company and CMG Information Services, Inc. ("CMG") entered into a letter agreement, providing for the acquisition of the Company by CMG. It is anticipated that the transaction will close on April 2, 1998. The letter agreement provides that the Company will be merged with a newly created wholly-owned subsidiary of CMG. It also provides that each common share of the Company and stock equivalents determined on a fully-diluted as-converted basis will be converted into the right to receive $35,000,000 worth of CMG common stock, price determined on March 2, 1998 as $55.50 per share. If the price of common stock of CMG fluctuates according to the agreement at the acquisition date, the number of shares may vary accordingly. The letter agreement provides that the acquisition is subject to the execution of a definitive agreement and to the occurrence or waiver of certain conditions.

(7)  Related Party Transactions
     --------------------------

     As noted in note 4, the Company entered into a consulting agreement with a director in June 1997. Payments under this agreement in 1997 totaled $42,000. The agreement ended in early 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------  ------------------------------------------------------------------

    (B)  PRO FORMA FINANCIAL INFORMATION

    In April 1998, CMG Information Services, Inc. ("the Company" or "CMG") acquired Accipiter, Inc. ("Accipiter") for approximately $30.2 million, including acquisition costs.

    The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended July 31, 1997 and the six months ended January 31, 1998 give effect to the acquisition of Accipiter as if it had occurred on August 1, 1996. The Pro Forma Statements of Operations are based on historical results of operations of the Company and Accipiter for the year ended July 31, 1997 and the six months ended January 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Accipiter as if the acquisition had occurred on that date. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

    On May 11, 1998, CMG effected a two-for-one stock split in the form of a stock dividend. Accordingly, all share and per share information in the Pro Forma Financial Information has been retroactively adjusted to reflect the stock split.

    The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Accipiter, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Accipiter been effected as of the dates described above.

                         CMG INFORMATION SERVICES, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                JANUARY 31, 1998
                                 (In thousands)

                                                     CMG
                                                 Information                             Pro forma       Pro forma
                                               Services, Inc.      Accipiter, Inc.      Adjustments      As Adjusted
                                             ----------------      ---------------      -----------      -----------
Assets
------
Cash and available-for-sale securities           $ 31,313              $ 1,081           $                 $ 32,394
Accounts and license fees receivable, net          15,853                  563                               16,416
Prepaid expenses and other current assets           9,972                    2                                9,974
                                             ----------------      ---------------      -----------      -----------
  Total current assets                             57,138                1,646                               58,784

Property and equipment, net                         8,801                  261                                9,062
Investments in affiliates                          29,236                   --                               29,236
Cost in excess of net assets of
 subsidiaries acquired, net of
 accumulated amortization                          16,385                   --             10,556 (a)        26,941

Other assets                                        2,941                    2                                2,943
                                             ----------------      ---------------      -----------      -----------
  Total assets                                   $114,501              $ 1,909            $10,556          $126,966
                                             ================      ===============      ===========      ===========

Liabilities and Stockholders' Equity
------------------------------------
Notes payable                                    $ 22,700                $  --           $                 $ 22,700
Accounts payable and accrued expenses              20,445                  159                198 (a)        20,802
Deferred revenues                                   2,906                  138                                3,044
Other current liabilities                           4,557                   --                                4,557
                                             ----------------      ---------------      -----------      -----------
  Current liabilities                              50,608                  297                198            51,103

Long-term liabilities                              18,855                   --                               18,855
Minority interest                                   6,759                   --                                6,759
Redeemable preferred stock                             --                4,000             (4,000) (b)           --
Stockholders' equity                               38,279               (2,388)            14,358 (a)(b)     50,249
  Total liabilities and stockholders'
   equity                                        $114,501              $ 1,909            $10,556          $126,966
                                             ================      ===============      ===========      ===========


                         CMG INFORMATION SERVICES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Six Months Ended January 31, 1998
                                          --------------------------------------------------------------------
                                                CMG
                                            Information                            Pro forma        Pro forma
                                           Services, Inc,     Accipiter, Inc.     Adjustments      As Adjusted
                                           --------------     ---------------     ------------     -----------
Net revenues                                  $ 42,953             $   710         $                 $ 43,663
Operating expenses:
 Cost of revenues                               30,951                 222                4 (c)        31,177
 Research and development                       10,813                 473              122 (c)        11,408
 In-process research and development               875                  --                                875
 Selling                                        16,725                 636               40 (c)        17,401
 General and administrative                      9,292                 425            1,575 (a)(c)     11,292
                                           --------------     ---------------     ------------     -----------
     Total operating expenses                   68,656               1,756            1,741            72,153
                                           --------------     ---------------     ------------     -----------


Operating loss                                 (25,703)             (1,046)          (1,741)          (28,490)

Other income (expense):
 Interest income (expense), net                   (347)                 23                               (324)
 Equity in losses of affiliates                 (4,516)                 --                             (4,516)
 Minority interest                                 (28)                 --                                (28)
 Other gains                                    29,613                  --                             29,613
                                           --------------     ---------------     ------------     -----------
                                                24,722                  23               --            24,745
                                           --------------     ---------------     ------------     -----------
Loss before income taxes                          (981)             (1,023)          (1,741)           (3,745)
Income tax expense (benefit)                     2,168                  --             (358) (d)        1,810
                                           --------------     ---------------     ------------     -----------
Net loss                                      $ (3,149)            $(1,023)         $(1,383)         $ (5,555)
                                           ==============     ===============     ============     ===========
Basic loss per share                            $(0.16)                                              $  (0.27) (e)
                                           ==============                                          ===========
Diluted loss per share                          $(0.17)                                              $  (0.27) (e)
                                           ==============                                          ===========
Weighted average shares used in
 computing Basic loss per share                 19,656                                                 20,920 (e)
                                           ==============                                          ===========
Weighted average shares used in
 computing Diluted loss per share               19,656                                                 20,920 (e)
                                           ==============                                          ===========


                         CMG INFORMATION SERVICES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Twelve Months Ended July 31, 1997
                                          --------------------------------------------------------------------
                                                CMG
                                            Information                            Pro forma        Pro forma
                                           Services, Inc,     Accipiter, Inc.     Adjustments      As Adjusted
                                           --------------     ---------------     ------------     -----------
NET REVENUES                                  $ 70,607            $   403            $                $ 71,010
Operating expenses:
 Cost of revenues                               42,152                 73                  9 (c)        42,234
 Research and development                       25,058                672                245 (c)        25,975
 In-process research and development             1,312                 --                                1,312
 Selling                                        37,583                660                 80 (c)        38,323
 General and administrative                     17,611                293              3,148 (a)(c)     21,052
                                           --------------     ---------------     ------------     -----------
     Total operating expenses                  123,716              1,698              3,482           128,896
                                           --------------     ---------------     ------------     -----------
Operating loss                                 (53,109)            (1,295)            (3,482)          (57,886)

Other income (expense):
 Interest income (expense), net                  1,749                  6                                1,755
 Equity in losses of affiliates                 (5,556)                --                               (5,556)
 Minority interest                               4,787                 --                                4,787
 Other gains                                    27,140                 --                               27,140
                                           --------------     ---------------     ------------     -----------
                                                28,120                  6                 --            28,126
                                           --------------     ---------------     ------------     -----------
Loss before income taxes                       (24,989)            (1,289)            (3,482)          (29,760)
Income tax expense (benefit)                    (2,962)                --               (451)  (d)      (3,413)
                                           --------------     ---------------     ------------     -----------
Net loss                                      $(22,027)           $(1,289)           $(3,031)         $(26,347)
                                           ==============                                          ===========
Basic loss per share                          $  (1.17)                                               $  (1.31)(e)
                                           ==============                                          ===========
 Diluted loss per share                       $  (1.17)                                                $ (1.31)(e)
                                           ==============                                          ===========
Weighted average shares used in
 computing Basic loss per share                 18,858                                                  20,122 (e)
                                           ==============                                          ===========
Weighted average shares used in
 computing Diluted loss per share               18,858                                                  20,122 (e)
                                           ==============                                          ===========

                         CMG INFORMATION SERVICES, INC.

 Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information



(1)  Pro Forma Adjustments and Assumptions

     (a) The Company acquired Accipiter for approximately $30.2 million in April 1998, including costs of acquisition, of which approximately $11.0 million was allocated to goodwill. The goodwill is being amortized over a period of five years. The pro forma adjustments reflect amortization expense for the six months ended January 31, 1998 and the year ended July 31, 1997, assuming the transaction had occurred on August 1, 1996. The value of the goodwill at August 1, 1996 would have been $12.0 million. Approximately $18.0 million of the purchase price was allocated to in-process research and development expense which has been charged to operations during the quarter ended April 30, 1998. This amount has not been reflected in the Pro Forma Statements of Operations.

     Approximately $2.2 million of deferred compensation was recorded at the time of acquisition relating to 43,000 of the CMG common shares issued to employee stockholders of Accipiter which are being held in escrow. These shares are excluded from the purchase price because their ultimate issuance is contingent upon the retention of the employees and the achievement of certain performance criteria by Accipiter during the escrow period. Deferred compensation expense will be recognized over the two-year period of the escrow.

     The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Accipiter at January 31, 1998, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date (April 9, 1998). Assuming the transaction occurred on January 31, 1998, the allocation would have been as follows (in thousands):

  Working capital                                            $ 1,349
  Property, plant and equipment                                  261
  Other assets                                                     2
  In-process research and development                         18,010
  Goodwill                                                    10,556
                                                             -------
  Purchase price                                             $30,178
                                                             =======

     The pro forma adjustment reconciles the historical balance sheet of Accipiter at January 31, 1998 to the allocated purchase price assuming the transaction had occurred on January 31, 1998 and includes the accrual of approximately $198,000 of acquisition costs to be paid by CMG.

     (b) The pro forma adjustment reflects the conversion of redeemable preferred stock into common stock of Accipiter which was then exchanged for CMG common stock upon the acquisition of Accipiter by CMG.

     (c) The pro forma adjustment reflects the amortization of deferred compensation expense in the amount of $541,000 and $1,082,000 for the six months ended January 31, 1998 and the year ended July 31, 1997, respectively, assuming that the acquisition had occurred on August 1, 1996. See note (a) for description of the nature of the deferred compensation expense resulting from the acquisition.

     (d) The pro forma adjustment reflects the income tax benefit that would have been recorded by the Company in its consolidated statement of operations related to Accipiter's net losses for the six months and year ended January 31, 1998 and July 31, 1997, respectively, assuming that the acquisition had occurred on August 1, 1996. No tax benefit for the amortization of goodwill or deferred compensation has been included in the pro forma adjustment.

     (e) The pro forma loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of common shares outstanding assumes that the 1,263, 692 shares of the Company's common stock issued in the acquisition of Accipiter were outstanding for the entire period.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------  ------------------------------------------------------------------

     (c)  Exhibits

     # 2.1* Agreement and Plan of Merger dated as of April 8, 1998 among CMG
             Information Services, Inc., CMGI Acquisition Corporation, Accipiter, Inc., and Certain Stockholders of Accipiter, Inc. Named Herein. Pursuant to Item 602 (b) (2) of Regulation S-K, the schedules and certain exhibits to the Agreement and Plan of Merger are omitted. A list of such schedules and exhibits appear in the table of contents to the Agreement and Plan of Merger. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

     # 2.2*  Employee Stockholder Escrow Agreement dated April 8, 1998.

     # 2.3   Non-Employee Stockholder Escrow Agreement dated April 8, 1998.

     # 2.4 Employee Investment Representation and Lockup Letters dated April 8, 1998.

     # 2.5 Non-Employee Investment Representation and Lockup Letters dated April 8, 1998.

     # 2.6   Registration Rights Agreement dated April 8, 1998.

      23.1 Consent of KPMG Peat Marwick, LLP, Independent Auditors.
----------------
*  Confidential treatment requested.
#  Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CMG INFORMATION SERVICES, INC.
  (Registrant)

Date:  June 12, 1998              By: /s/ Andrew J. Hajducky III
                                      -----------------------------
                                      Andrew J. Hajducky III, CPA
                                      Chief Financial Officer and Treasurer